WouldUNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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CHIPOTLE MEXICAN GRILL, INC.

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Chipotle Mexican Grill, Inc. has made annual equity awards under the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan to a broad-based group of company employees, and is furnishing this report to provide updated information regarding shares remaining available for issuance under the Plan after giving effect to such awards.  In connection with Proposal 4 in Chipotle’s proxy statement for the 2018 annual meeting of shareholders, in which Chipotle is proposing to amend the 2011 Stock Incentive Plan to, among other changes, make an additional 1,270,000 shares of common stock available under the plan, the following table presents information as of March 31, 2018 regarding shares available for grant, and options and rights outstanding, under the 2011 Stock Incentive Plan. All options reflected are stock-only stock appreciation rights denominated in shares of Chipotle common stock.

, 2018
Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan	As of March 31, 2018
Shares Available for Grant	1,274,342
Full-Value Awards Outstanding(1)	284,056
Stock Options/Appreciation Rights Outstanding	2,538,802
Weighted Average Exercise Price of Options/Appreciation Rights Outstanding	$455.07
Weighted Average Remaining Years of Contractual Life	4.1

(1)	Includes 103,718 shares underlying awards with performance-based vesting conditions. See further detail below regarding full value award history.

Additionally, Chipotle is making the following information available regarding full value awards granted under the plan over the three-year period from 2015 to 2017 and in the three months ended March 31, 2018.

Detail Regarding Full Value Awards Under Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan	2018 (through 3/31/2018)			2017
	Time-Based	Performance-Based	Total	Time-Based	Performance-Based	Total
Outstanding, Jan. 1	80,333	132,554	212,887	9,401	115,942	125,343
Granted	103,964	24,235	128,199	90,296	36,400	126,696
Vested	(300)	(29,117)	(29,417)	(7,965)	–	(7,965)
Forfeited or cancelled	(3,659)	(23,954)	(27,613)	(11,399)	(19,788)	(31,187)
Outstanding, end of period	180,338	103,718	284,056	80,333	132,554	212,887
Weighted average remaining recognition period of non-vested stock awards probable of vesting (yrs)	1.9	2.0		1.6	1.5
Unearned compensation for non-vested stock awards	$42,701,431	$19,668,229		$18,070,605	$22,493,186
Aggregate intrinsic value of outstanding non-vested stock awards probable of vesting (2)	$51,424,895	$31,011,106		$20,257,995	$33,815,643

Detail Regarding Full Value Awards Under Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan	2016			2015
	Time-Based	Performance-Based	Total	Time-Based	Performance-Based	Total
Outstanding, Jan. 1	9,513	106,492	116,005	4,087	66,000	70,087
Granted	6,723	83,250	89,973	6,916	40,492	47,408
Vested	(6,685)	–	(6,685)	(1,030)	–	(1,030)
Forfeited or cancelled	(150)	(73,800)	(73,950)	(460)	–	(460)
Outstanding, end of period	9,401	115,942	125,343	9,513	106,492	116,005

(2)

Performance-based columns include 58,582 shares granted in 2016 with market performance conditions that will not vest unless our stock price exceeds an average of $700.00 per share for a 60 trading day period, and 24,268 shares granted in 2017 with market performance conditions that will not vest unless our stock price exceeds an average of $600.00 per share for a 60 trading day period. The aggregate intrinsic value reported for these market based performance shares was $26,769,664 as of March 31, 2018 and $23,946,136 as of December 31, 2017, notwithstanding that our stock price was significantly below the vesting thresholds as of each of those dates.